UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 AMENDMENT NO. 2



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) AUGUST 15, 2005

                           HEARTSTAT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                   0-50993               20-1680252
(State or other jurisdiction of      (Commission            (IRS Employer
        incorporation)               File Number)         Identification No.)

             530 WILSHIRE BLVD, #304 SANTA MONICA, CALIFORNIA 90401
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (310) 451-7400

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of August 15, 2005, the registrant entered into an Asset Transfer Agreement pursuant to which it proposes to transfer the HeartSTAT Technology and related intellectual property and assets to HeartSTAT, Inc., a Delaware corporation, free of any royalty obligations. Upon closing, the registrant will receive from HeartSTAT, Inc. a $70,000 promissory note and 113,207 shares of common stock of HeartSTAT, Inc. In addition, holders of 20,000,000 of the registrant's outstanding shares of common stock have agreed to relinquish their shares and Ted W. Russell, a former officer and director of the registrant who is the Chief Executive Officer of HeartSTAT, Inc., has agreed to release the registrant from payment of all amounts owed to him. Closing of the transaction is subject to the completion and satisfaction of various conditions precedent.


The Asset Transfer Agreement was amended as of October 13, 2005 to extend the closing date and confirm that HeartSTAT, Inc. would be issuing 98,207 shares of its common stock to Alexis BioMedical Technology Fund, Inc., a wholly-owned subsidiary of the registrant Further, HeartSTAT, Inc. will also agree to release the registrant from payment of all amounts owed to it.



This summary description of the transaction described by the Asset Transfer Agreement and the amendment do not purport to be complete and is qualified in its entirety by reference to the Agreement and other documents that are filed as Exhibits hereto.



ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS



As of October 31, 2005, the registrant completed the Asset Transfer transaction described in Item 1.01 above, whereby it transferred the HeartSTAT Technology, which consists of patents and technology for a non-invasive monitoring of blood flow, perfusion and other cardiovascular and heart measures, to HeartSTAT, Inc., a private company controlled by Ted W. Russell.



The registrant had debited goodwill in the amount of $58,000 to account for the acquisition of the HeartSTAT Technology at the time of the acquisition during the first quarter of 2004. In its financial statements for the year ended December 31, 2004, the registrant recorded a $58,000 impairment charge. The registrant performed its annual impairment test of its existing goodwill and concluded that an impairment existed at December 31, 2004. Factors considered led to a substantial doubt by the registrant to recover its investment due to a lack of certainty in future cash flows calculated on an undiscounted basis. In addition, based on the registrant's fair market value estimate, the related write-down was required to record the intangible asset to its fair market value. Accordingly, no pro forma financial information is required in connection with this reported disposition of assets.



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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

As of August 15, 2005, Garrett K. Krause was elected as the Chairman and Chief Executive Officer of the registrant. Since 1992, Mr. Krause has been the Managing Director of eAngels Equity, LLC, an angel investor network, based in Miami, Florida. eAngels Equity, LLC participates in the investment in the real estate, financial services, media, entertainment, and technology industries. Mr. Krause studied finance at University of Calgary before starting his private investment and entrepreneurial ventures.


Effective October 27, 2005, Ted W. Russell and Pat Maley resigned as directors of the registrant. The resignations were contemplated as part of the Asset Transfer Agreement.



ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-K NUMBER                            DOCUMENT


   10.1 Asset Purchase Agreement dated as of August 15, 2005, by and between HeartSTAT, Inc., Ted W. Russell, and HeartSTAT Technology, Inc.*



   10.2         Escrow Agreement dated as of August 15, 2005*



   10.3         Amendment to Asset Transfer Agreement dated as of October 13,
                2005
----------------------
*Filed previously



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEARTSTAT TECHNOLOGY, INC.


November 3, 2005                    By: /s/ GARRETT K. KRAUSE
                                       -----------------------------------------
                                       Garrett K. Krause
                                       Chief Executive Officer













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